UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 15, 2011
Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33707	04-3285398

(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On February 15, 2011, Constant Contact, Inc., a Delaware corporation (the “Company”), acquired substantially all of the assets of Bantam Networks, LLC, a Delaware limited liability company doing business as Bantam Live (the “Seller”), for a cash purchase price of $15,000,000 (subject to post-closing adjustment) and the assumption by the Company of post-closing liabilities under certain contracts of the Seller (the “Acquisition”). The Acquisition was completed pursuant to the Asset Purchase Agreement, dated as of February 15, 2011, between the Company and the Seller (the “Agreement”), which contains customary representations, warranties and indemnities of the Company and the Seller. The assets of the Seller acquired by the Company under the Agreement primarily include computer software source code, Internet domain names and other intellectual property rights that were used by the Seller in its contact management and social CRM business.
There is no material relationship, except the Agreement and related documentation, between the Seller and the Company or any of the Company’s affiliates, or any director or officer of the Company, or any associate of any such director or officer.
The foregoing description of the Agreement, the Acquisition and the other transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Agreement contains representations and warranties that the Company and the Seller made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Agreement between the Company and the Seller and may be subject to important qualifications and limitations agreed to by the Company and the Seller in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company and the Seller rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
Item 2.02. Results of Operations and Financial Condition.
On February 16, 2011, the Company issued a press release announcing the Acquisition (the “Acquisition Press Release”). The Acquisition Press Release also discloses that the Company updated its financial guidance for the first quarter of 2011 and full year 2011 to reflect incremental costs associated with the Acquisition, including closing costs (the “Updated Financial Guidance”). The Updated Financial Guidance set forth in the Acquisition Press Release supersedes the Company’s financial guidance for the first quarter of 2011 and full year 2011 disclosed in the press release issued by the Company on February 3, 2011, which was furnished to the Securities and Exchange Commission (the “Commission”) under Item 2.02 of the Company’s Current Report on Form 8-K, as furnished to the Commission on February 3, 2011. A copy of the Acquisition Press Release, solely with respect to the Updated Financial Guidance, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 2.02 of this Current Report on Form 8-K (including, solely with respect to the Updated Financial Guidance, Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
As disclosed under Item 2.02 of this Current Report on Form 8-K, on February 16, 2011, the Company issued the Acquisition Press Release announcing the Acquisition. A copy of the Acquisition Press Release is attached hereto as Exhibit 99.1 and, except with respect to the Updated Financial Guidance, is incorporated herein by reference. Except with respect to the Updated Financial Guidance, the Acquisition Press Release shall be deemed “filed” for purposes of Section 18 of the Exchange Act and shall be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, to the extent otherwise provided in such Acts and the rules and regulations promulgated thereunder.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements required by this item have not been filed on this Current Report on Form 8-K. Instead, the financial statements will be filed by amendment on or before May 3, 2011.
(b) Pro Forma Financial Information.
The pro forma financial information required by this item has not been filed on this Current Report on Form 8-K. Instead, the pro forma financial information will be filed by amendment on or before May 3, 2011.
(d) Exhibits.
See Exhibit Index hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: February 16, 2011	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.		Description
2.1	*	Asset Purchase Agreement, dated as of February 15, 2011, between Constant Contact, Inc. and Bantam Networks, LLC.

99.1		Press Release, issued by Constant Contact, Inc. on February 16, 2011.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Constant Contact, Inc. hereby agrees to furnish supplementally copies of the omitted schedules upon request by the Securities and Exchange Commission.